EXHIBIT 99.1

NEWS RELEASE DATED 04-09-2002

For Additional Information,
Contact Robert O. Bratton,
Chief Financial Officer
(704) 688-4473
or
Jan H. Hollar,
Director of Finance
(704) 688-4467

     FOR IMMEDIATE RELEASE
     April 9, 2002

FIRST CHARTER ANNOUNCES
FIRST QUARTER EARNINGS

Charlotte, North Carolina – First Charter Corporation (NASDAQ: FCTR) reported today that diluted earnings per share for the first quarter of 2002 was $0.28, equal to the first quarter of 2001, and an increase over the $0.26 reported for the fourth quarter of 2001. Net income for the first quarter of 2002 was $8.6 million compared to $8.8 million for the first quarter of 2001 and $8.2 million for the fourth quarter of 2001.

“We are very pleased with our results for the first quarter of 2002,” commented President and Chief Executive Officer Lawrence M. Kimbrough. “The continued growth in deposits and consumer loans reflects our company-wide focus on understanding and meeting the traditional banking needs of our customers. In addition, as evidenced by our 30% increase in noninterest income, First Charter is aggressively growing non-traditional banking services as well.”

Net Interest Income

Net interest income for the first quarter of 2002 increased to $27.6 million compared to $25.4 million for the same period in 2001. The increase in net interest income was driven by decreased interest expense, increased loan growth and increased securities interest income. The reduced interest expense for 2002 was due to the lower cost of funding in a declining rate environment. The increased securities interest income was due to the additional securities purchased during 2001, which began late in the first quarter of 2001, to offset the effects of the dampened loan growth. The net interest margin was 3.64% in the first quarter of 2002, an increase from 3.62% for the quarter ended December 31, 2001 and a decrease from 3.90% for the quarter ended March 31, 2001. The decrease in net interest margin as compared to the March 31, 2001 level was driven by the 475 basis point reduction in rates during 2001 which reduced our net interest margin significantly since First Charter’s balance sheet is asset sensitive.

Noninterest Income

Noninterest income for the first quarter of 2002 increased 30% to $10.9 million compared to $8.4 million for the same period in 2001. The increase in noninterest income was driven by increased service charge income on deposit accounts, trading gains, brokerage revenues and the continued growth of First Charter Insurance Services. Premiums earned on written covered call options on fixed income securities comprised the majority of our trading gains.

During the first quarter of 2002, we restructured a portion of our securities available for sale investment portfolio. We sold approximately $87.3 million of longer maturities and replaced them with securities having shorter maturities. In addition, our equity securities portfolio was reduced in order to focus our efforts on other activities that we believe could result in greater returns. These restructurings resulted in gains aggregating approximately $2.9 million. In addition, gains on sales of callable securities amounted to $0.9 million for the first quarter of 2002. As part of the active management of our securities available for sale investment portfolio, callable securities which appear to be on the verge of being called are sold in order to recognize their gain in value.

During the first quarter of 2002, net losses from equity method investments of $3.0 million offset a portion of the increases experienced in noninterest income. First Charter’s equity method investments represent investments in venture capital limited partnerships. First Charter recognizes gains or losses from equity method investments based upon changes in our share of the fair market value of the limited partnerships’ investments as reported by such limited partnerships.

Noninterest Expense and Income Tax Expense

Noninterest expense for the first quarter of 2002 totaled $24.6 million compared to $20.0 million for the same period in 2001. The major contributors to that expense increase for the first quarter were the increase in occupancy and equipment associated with the move into the First Charter Center, expenses related to the implementation of a new computer operating system and the costs associated with additional personnel added during 2001. Additionally, as revenues increased in certain noninterest income categories, incentive compensation based on that revenue increased as well. The efficiency ratio for the first quarter of 2002 increased to 69.8% compared to 58.9% for the first quarter of 2001. Although this ratio has increased as infrastructure was added during 2001, the majority of the increase relates to the losses from equity method investments recognized during the first quarter of 2002. The efficiency ratio for the first quarter of 2002 would be 64.4% excluding the $3.0 million of losses from equity method investments.

Total income tax expense for the first quarter of 2002 amount to $3.2 million compared to $4.2 million for the same period in 2001. In the normal course of business, First Charter evaluates and implements tax-planning strategies. As a result of these strategies, our effective tax rate for the first quarter of 2002 decreased to 27.3% compared to 32.0% for the same period in 2001.

Balance Sheet

Total assets at March 31, 2002 amounted to $3.41 billion as compared to $3.33 billion at December 31, 2001 and $3.08 billion at March 31, 2001. Net loans at March 31, 2002 amounted to $2.03 billion as compared to $1.93 billion at December 31, 2001 and $1.96 billion at March 31, 2001. The increase in net loans reflects increased loan demand experienced during the first quarter of 2002. As the economy begins to signal improvement, we remain cautious in our underwriting and approval process in consideration of the current economic environment.

The securities available for sale investment portfolio increased to $1.11 billion at March 31, 2002 as compared to $1.08 billion at December 31, 2001 and $0.88 billion at March 31, 2001. The increase over the same period in 2001 reflects the purchases begun in early 2001 to increase earning assets and offset the lack of loan growth.

Total deposits at March 31, 2002 amounted to $2.21 billion, compared to $2.16 billion at December 31, 2001 and $2.01 billion at March 31, 2001. Shareholders’ equity at March 31, 2002 was $303.7 million, which represented a book value per share of $9.86 and an equity-to-asset ratio of 8.92%. Based on the $18.67 closing price of First Charter Corporation common stock at March 28, 2002, the last trading day during the quarter, the Corporation had a market capitalization of $575.1 million.

Asset Quality

The provision for loan losses for the three months ended March 31, 2002, amounted to $2.1 million, compared to $0.8 million for the same period in 2001. The increase in the provision was due to the $74.7 million in net loan growth and higher net charge-offs during the first quarter of 2002. Net charge-offs for the three months ended March 31, 2002, amounted to $1.4 million compared to $0.7 million for the same period in 2001. First Charter continues to monitor the asset quality of the loan portfolio and charge-offs are recorded based upon the financial condition of the borrower and the likelihood of repayment.

Nonaccrual loans at March 31, 2002 amounted to $27.6 million, an increase from $23.8 million at December 31, 2001 and a decrease from $28.4 million at March 31, 2001. The increase in nonaccrual loans during the first quarter of 2002 was primarily due to the addition of two large commercial relationships to nonaccrual status during the quarter. During the first quarter of 2002, other real estate decreased to $7.2 million from $8.0 million at December 31, 2001 and increased from $2.2 million at March 31, 2001. The increase in other real estate over the same period in 2001 was due to one large commercial relationship moving from nonaccrual loans to other real estate as such loan was foreclosed on during the fourth quarter of 2001. Total nonperforming assets and loans 90 days or more past due and still accruing at March 31, 2002 increased to $34.8 million compared to $32.0 million at December 31, 2001 and $30.7 million at March 31, 2001. As a percentage of total assets, nonperforming assets increased to 1.02% at March 31, 2002 compared to 0.96% at December 31, 2001 and 0.99% at March 31, 2001.

Net loan charge-offs as a percentage of average gross loans decreased to 0.28% for the annualized three months ended March 31, 2002 compared to 0.33% for the year ended December 31, 2001 and increased from 0.15% for the annualized three months ended March 31, 2001. At March 31, 2002 the allowance for loan losses as a percentage of gross loans decreased to 1.31% compared to 1.32% at December 31, 2001 and 1.41% at March 31, 2001. First Charter monitors the adequacy of the allowance for loan losses to cover inherent losses in the loan portfolio through the use of a loan loss migration model and considers the allowance to be adequate as of March 31, 2002.

Share Repurchase Program

     On January 24, 2002, First Charter Corporation announced the authorization to repurchase up to 1.5 million shares of its common stock. As of March 31, 2002, no shares have been repurchased under this authorization.

Conference Call

     First Charter executive management will be available via telephone conference to discuss the contents of this press release as well as to present growth and earnings estimates for the second quarter of 2002 on Wednesday, April 10, 2002 at 1:00 p.m. The following table outlines access information for the conference call and audio replay:

	US/Canada Participants	International Participants

Live Conference Call	877-560-4952 ID # 3594229	706-679-7347 ID # 3594229
Internet Live and Replay	www.FirstCharter.com “Investor Relations” section	www.FirstCharter.com “Investor Relations” section
Audio Replay	800-642-1687 ID # 3594229	706-645-9291 ID # 3594229

Corporate Profile

First Charter Corporation is a regional financial services company with assets of $3.41 billion and is the holding company for First Charter Bank. First Charter operates 52 financial centers, five insurance offices and 99 ATMs located in 17 counties throughout the western half of North Carolina. First Charter also operates one mortgage origination office in Virginia. First Charter provides businesses and individuals with a broad range of financial services, including banking, financial planning, funds management, investments, insurance, mortgages and a full array of employee benefit programs. Additional information about First Charter can be found by visiting www.FirstCharter.com or by calling 1-800-601-8471. First Charter’s common stock is traded under the symbol “FCTR” on the NASDAQ National Market.

Forward Looking Statements

This news release contains forward looking statements with respect to the financial conditions and results of operations of First Charter Corporation. These forward looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward looking statements include, among others, the following possibilities: (1) projected business increases in connection with the implementation of our business plan are lower than expected; (2) competitive pressure among financial services companies increases significantly; (3) costs or difficulties related to the integration of acquisitions or expenses in general are greater than expected; (4) general economic conditions, in the markets in which the company does business, are less favorable than expected; (5) changes in the interest rate environment reduce interest margins and affect funding sources; (6) changes in market rates and prices may adversely affect the value of financial products; (7) legislation or regulatory requirements or changes adversely affect the businesses in which the company is engaged; and (8) decisions to change the business mix of the company. For further information and other factors which could affect the accuracy of forward looking statements, please see First Charter’s reports filed with the SEC pursuant to the Securities Exchange Act of 1934 which are available at the SEC’s website (www.sec.gov) or at First Charter’s website (www.FirstCharter.com). Readers are cautioned not to place undue reliance on these forward looking statements, which reflect management’s judgments only as of the date hereof. The company undertakes no obligation to publicly revise those forward looking statements to reflect events and circumstances that arise after the date hereof.

(Selected financial information is attached)

(NASDAQ: FCTR)

First Charter Corporation and Subsidiaries
Quarterly Earnings Release

	For the Three Months Ended		Increase (Decrease)

(Dollars in thousands, except per share data)	3/31/2002	3/31/2001	Amount	Percentage

INCOME STATEMENT
Interest income — taxable equivalent	$49,495	$54,567	$(5,072)	(9.3)%
Interest expense	21,490	28,691	(7,201)	(25.1)

Net interest income — taxable equivalent	28,005	25,876	2,129	8.2
Less: Taxable equivalent adjustment	455	497	(42)	(8.5)

Net interest income	27,550	25,379	2,171	8.6
Provision for loan losses	2,105	750	1,355	180.7

Net interest income after provision for loan losses	25,445	24,629	816	3.3
Noninterest income	10,928	8,420	2,508	29.8
Noninterest expense	24,556	20,043	4,513	22.5

Income before income taxes	11,817	13,006	(1,189)	(9.1)
Income taxes	3,226	4,162	(936)	(22.5)

Net income	$8,591	$8,844	$(253)	(2.9)%

EARNINGS PER SHARE DATA Basic	$0.28	$0.28	$—	—%
Diluted	0.28	0.28	—	—
Weighted average shares — basic	30,798,728	31,696,764
Weighted average shares — diluted	30,993,981	31,833,564
Dividends paid on common shares	$0.18	$0.18	$—	—%

PERFORMANCE RATIOS
Return on average assets	1.03%	1.24%
Return on average equity	10.82	11.46
Efficiency — taxable equivalent (*)	69.82	58.90

	For the Three Months Ended

	3/31/2002	3/31/2001

SCHEDULE OF OTHER ITEMS INCLUDED IN EARNINGS
Noninterest income
Equity portfolio restructuring gains	$834	$—
Bond portfolio restructuring gains	2,070	—
Equity investment write down	(20)	(144)
Equity method income (loss)	(2,959)	111
Noninterest expense
Amortization of intangibles	(339)	(490)

Total other items	$(414)	$(523)

Other items, net of tax	$(301)	$(355)

Notes: Applicable ratios are annualized.

Reclassifications of certain amounts in the previously issued consolidated financial statements have been made to conform to the financial statement presentation for 2002. Such reclassifications had no effect on the net income or shareholders’ equity of the combined entity as previously reported.

*	- Noninterest expense divided by the sum of taxable equivalent net interest income plus noninterest income less gain on sale of securities.

(NASDAQ: FCTR)

First Charter Corporation and Subsidiaries
Quarterly Earnings Release

	As of / For the Three Months Ended		Increase (Decrease)

(Dollars in thousands, except per share data)	3/31/2002	3/31/2001	Amount	Percentage

BALANCE SHEET
ASSETS:
Cash and due from banks	$89,611	$67,770	$21,841	32.2%
Federal funds sold	1,363	1,233	130	10.5
Interest earning bank deposits	16,984	6,298	10,686	169.7
Securities available for sale	1,107,939	875,946	231,993	26.5
Loans
Commercial	1,114,469	1,112,121	2,348	0.2
Real estate	536,919	579,869	(42,950)	(7.4)
Home equity	241,078	188,016	53,062	28.2
Installment	137,271	106,760	30,511	28.6

Total loans	2,029,737	1,986,766	42,971	2.2
Less: Unearned income	(277)	(281)	4	(1.4)
Allowance for loan losses	(26,576)	(28,049)	1,473	(5.3)

Loans, net	2,002,884	1,958,436	44,448	2.3

Other assets	186,839	171,580	15,259	8.9

Total assets	$3,405,620	$3,081,263	$324,357	10.5%

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Deposits
Noninterest-bearing deposits	$257,864	$248,212	$9,652	3.9%
Interest checking and savings	383,145	369,718	13,427	3.6
Money market deposits	298,574	251,547	47,027	18.7
Time deposits	1,270,725	1,142,610	128,115	11.2

Total deposits	2,210,308	2,012,087	198,221	9.9
Other borrowings	836,769	696,134	140,635	20.2
Other liabilities	54,798	54,063	735	1.4

Total liabilities	3,101,875	2,762,284	339,591	12.3

Total shareholders’ equity	303,745	318,979	(15,234)	(4.8)

Total liabilities and shareholders’ equity	$3,405,620	$3,081,263	$324,357	10.5%

SELECTED AVERAGE BALANCES
Loans	$1,983,455	$2,043,217	$(59,762)	(2.9)%
Securities	1,101,683	620,522	481,161	77.5
Interest earning assets	3,093,516	2,676,436	417,080	15.6
Assets	3,377,791	2,884,703	493,088	17.1
Deposits	2,183,990	1,973,002	210,988	10.7
Interest bearing liabilities	2,756,185	2,286,163	470,022	20.6
Shareholders’ equity	321,966	313,081	8,885	2.8

	As of / For the Quarter Ended

	3/31/2002	12/31/2001	9/30/2001	6/30/2001	3/31/2001

MISCELLANEOUS INFORMATION
Common stock prices (daily close)
High	$19.4500	$18.4900	$18.4500	$18.7500	$16.0000
Low	16.7500	15.8500	15.4600	15.1250	13.4380
End of period	18.6700	16.9100	16.3500	18.7500	15.5625
Book Value	9.86	10.06	10.49	10.22	10.06
Market Capitalization	575,138,200	519,856,216	510,503,408	594,775,763	493,491,824
Weighted average shares — basic	30,798,728	31,197,190	31,314,550	31,719,241	31,696,764
Weighted average shares — diluted	30,993,981	31,364,373	31,545,721	31,906,705	31,833,564
End of period shares outstanding	30,805,474	30,742,532	31,223,450	31,721,374	31,710,318

     Note: Reclassifications of certain amounts in the previously issued consolidated financial statements have been made to conform to the financial statement presentation for 2002. Such reclassifications had no effect on the net income or shareholders’ equity of the combined entity as previously reported.

6

(NASDAQ: FCTR)

First Charter Corporation and Subsidiaries
Quarterly Earnings Release

	As of / For the Quarter Ended

(Dollars in thousands, except per share data)	3/31/2002	12/31/2001	9/30/2001	6/30/2001	3/31/2001

INCOME STATEMENT
Interest income — taxable equivalent
Interest and fees on loans	$32,920	$35,735	$39,155	$40,609	$43,931
Interest on securities	16,543	15,764	15,898	15,165	10,449
Other interest income	32	129	62	96	187

Total interest income — taxable equivalent	49,495	51,628	55,115	55,870	54,567

Interest expense
Interest on deposits	13,749	16,781	19,704	20,638	21,129
Other interest expense	7,741	7,571	8,122	8,405	7,562

Total interest expense	21,490	24,352	27,826	29,043	28,691

Net interest income — taxable equivalent	28,005	27,276	27,289	26,827	25,876
Less: Taxable equivalent adjustment	455	462	466	479	497

Net interest income	27,550	26,814	26,823	26,348	25,379
Provision for loan losses	2,105	1,200	1,325	1,190	750

Net interest income after provision for loan losses	25,445	25,614	25,498	25,158	24,629

Noninterest income
Service charges on deposit accounts	4,665	4,255	3,689	3,568	3,224
Financial management income	668	339	569	640	775
Gain on sale of securities	3,763	1,026	824	282	267
(Loss) income from equity method investments	(2,959)	(524)	73	(102)	111
Mortgage loan fees	407	723	662	749	509
Brokerage services income	637	356	476	520	394
Insurance services income	2,231	1,866	1,959	1,865	1,991
Trading gains	420	1,530	829	233	—
Other noninterest income	1,096	1,612	1,275	1,059	1,149

Total noninterest income	10,928	11,183	10,356	8,814	8,420

Noninterest expense
Salaries and employee benefits	12,897	12,501	11,206	10,659	10,353
Occupancy and equipment	4,241	3,804	3,434	3,799	3,570
Data processing	622	615	601	494	410
Marketing	640	575	593	552	643
Postage and supplies	1,189	1,155	1,340	1,136	1,189
Professional services	1,662	2,531	1,614	1,418	1,164
Telephone	546	448	576	553	418
Amortization of intangibles	339	466	472	447	490
Other noninterest expense	2,420	2,671	2,056	1,820	1,806

Total noninterest expense	24,556	24,766	21,892	20,878	20,043

Income before taxes	11,817	12,031	13,962	13,094	13,006
Income taxes	3,226	3,881	4,502	4,223	4,162

Net income	$8,591	$8,150	$9,460	$8,871	$8,844

EARNINGS PER SHARE DATA
Basic	$0.28	$0.26	$0.30	$0.28	$0.28
Diluted	0.28	0.26	0.30	0.28	0.28
Dividends paid on common shares	0.18	0.18	0.18	0.18	0.18
PERFORMANCE RATIOS
Return on average assets	1.03%	1.00%	1.18%	1.15%	1.24%
Return on average equity	10.82	9.88	11.72	11.12	11.46
Efficiency — taxable equivalent (*)	69.82	66.16	59.46	59.05	58.90
Noninterest income as a percentage of total income	28.40	29.43	27.85	25.07	24.91
Equity as a percentage of total assets	8.92	9.28	9.78	10.33	10.35
Average earning assets as a percentage of average assets	91.58	92.56	92.86	93.00	92.78
Average loans as a percentage of average deposits	90.82	91.15	92.38	95.50	103.56

	As of / For the Quarter Ended

	3/31/2002	12/31/2001	9/30/2001	6/30/2001	3/31/2001

SCHEDULE OF OTHER ITEMS INCLUDED IN EARNINGS
Noninterest income
Equity portfolio restructuring gains	$834	$—	$—	$—	$—
Bond portfolio restructuring gains	2,070	—	—	—	—
Equity investment write down	(20)	—	—	—	(144)
Equity method (loss) income	(2,959)	(524)	73	(102)	111
Gain on sale of properties	—	287	129	—	—
Noninterest expense
Amortization of intangibles	(339)	(466)	(472)	(447)	(490)

Total other items	$(414)	$(703)	$(270)	$(549)	$(523)

Other items, net of tax	$(301)	$(479)	$(183)	$(374)	$(355)

Notes:	Applicable ratios are annualized.

Reclassifications of certain amounts in the previously issued consolidated financial statements have been made to conform to the financial statement presentation for 2002. Such reclassifications had no effect on the net income or shareholders’ equity of the combined entity as previously reported.

* -	Noninterest expense divided by the sum of taxable equivalent net interest income plus noninterest income less gain on sale of securities.

7

(NASDAQ: FCTR)

First Charter Corporation and Subsidiaries
Quarterly Earnings Release

	As of / For the Quarter Ended

(Dollars in thousands, except per share data)	3/31/2002	12/31/2001	9/30/2001	6/30/2001	3/31/2001

BALANCE SHEET
ASSETS:
Cash and due from banks	$89,611	$134,084	$79,288	$75,696	$67,770
Federal funds sold	1,363	1,161	—	902	1,233
Interest earning bank deposits	16,984	6,220	3,194	4,439	6,298
Securities available for sale	1,107,939	1,076,324	1,133,333	938,951	875,946
Loans
Commercial	1,114,469	1,099,353	1,137,570	1,089,482	1,112,121
Real estate	536,919	500,943	511,357	572,004	579,869
Home equity	241,078	228,169	212,763	200,537	188,016
Installment	137,271	126,621	125,707	107,864	106,760

Total loans	2,029,737	1,955,086	1,987,397	1,969,887	1,986,766
Less: Unearned income	(277)	(191)	(227)	(222)	(281)
Allowance for loan losses	(26,576)	(25,843)	(28,221)	(28,049)	(28,049)

Loans, net	2,002,884	1,929,052	1,958,949	1,941,616	1,958,436

Other assets	186,839	185,896	174,106	177,385	171,580

Total assets	$3,405,620	$3,332,737	$3,348,870	$3,138,989	$3,081,263

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Deposits
Noninterest-bearing deposits	$257,864	$276,699	$262,331	$257,443	$248,212
Interest checking and savings	383,145	378,341	370,120	369,995	369,718
Money market deposits	298,574	286,653	274,697	262,903	251,547
Time deposits	1,270,725	1,221,252	1,256,651	1,228,686	1,142,610

Total deposits	2,210,308	2,162,945	2,163,799	2,119,027	2,012,087
Other borrowings	836,769	808,512	806,141	643,483	696,134
Other liabilities	54,798	51,939	51,357	52,375	54,063

Total liabilities	3,101,875	3,023,396	3,021,297	2,814,885	2,762,284

Total shareholders’ equity	303,745	309,341	327,573	324,104	318,979

Total liabilities and shareholders’ equity	$3,405,620	$3,332,737	$3,348,870	$3,138,989	$3,081,263

SELECTED AVERAGE BALANCES
Loans	$1,983,455	$1,977,638	$1,973,373	$1,968,304	$2,043,217
Securities	1,101,683	1,001,763	977,176	904,758	620,522
Interest earning assets	3,093,516	3,005,225	2,957,440	2,881,629	2,676,436
Assets	3,377,791	3,246,863	3,184,788	3,098,598	2,884,703
Deposits	2,183,990	2,169,743	2,136,217	2,060,997	1,973,002
Interest bearing liabilities	2,756,185	2,605,572	2,565,744	2,484,604	2,286,163
Shareholders’ equity	321,966	327,410	320,242	319,968	313,081

Note:	Reclassifications of certain amounts in the previously issued consolidated financial statements have been made to conform to the financial statement presentation for 2002. Such reclassifications had no effect on the net income or shareholders’ equity of the combined entity as previously reported.

8

First Charter Corporation and Subsidiaries	(NASDAQ: FCTR)
Quarterly Earnings Release

	As of / For the Quarter Ended

(Dollars in thousands, except per share data)	3/31/2002		12/31/2001		9/30/2001		6/30/2001		3/31/2001

ASSET QUALITY ANALYSIS
Allowance for Loan Losses
Beginning balance	$25,843		$28,221		$28,049		$28,049		$28,447
Provision for loan losses	2,105		1,200		1,325		1,190		750
Allowance related to loans securitized	—		—		—		—		(417)
Charge-offs	(1,557)		(3,719)		(1,372)		(1,365)		(950)
Recoveries	185		141		219		175		219

Net charge-offs	(1,372)		(3,578)		(1,153)		(1,190)		(731)

Ending balance	$26,576		$25,843		$28,221		$28,049		$28,049

Nonperforming Assets and Loans 90 days or more past due accruing interest
Nonaccrual loans	$27,558		$23,824		$26,502		$28,605		$28,384
Other real estate	7,208		8,049		3,067		3,454		2,207

Total nonperforming assets	34,766		31,873		29,569		32,059		30,591

Loans 90 days or more past due accruing interest	38		152		114		199		154

Total	$34,804		$32,025		$29,683		$32,258		$30,745

Asset Quality Ratios
Nonaccrual loans as a percentage of total loans	1.36%		1.22%		1.33%		1.45%		1.43%
Nonperforming assets as a percentage of total assets	1.02		0.96		0.88		1.02		0.99
Nonperforming assets as a percentage of total loans and other real estate	1.71		1.62		1.49		1.62		1.54
Net charge-offs as a percentage of average loans (annualized)	0.28		0.72		0.23		0.24		0.15
Allowance for loan losses as a percentage of loans	1.31		1.32		1.42		1.42		1.41
Ratio of allowance for loan losses to:
Net charge-offs	4.78	x	1.82	x	6.17	x	5.88	x	9.46	x
Nonaccrual loans	0.96		1.08		1.06		0.98		0.99

	As of / For the Three Months Ended				Increase (Decrease)

	3/31/2002		3/31/2001		Amount	Percentage

Allowance for Loan Losses
Beginning balance	$25,843		$28,447		$(2,604)	(9.2)%
Provision for loan losses	2,105		750		1,355	180.7
Allowance related to loans sold and securitized	—		(417)		417	(100.0)
Charge-offs	(1,557)		(950)		(607)	63.9
Recoveries	185		219		(34)	(15.5)

Net charge-offs	(1,372)		(731)		(641)	87.7

Ending balance	$26,576		$28,049		$(1,473)	(5.3)%

Asset Quality Ratios
Net charge-offs as a percentage of average loans (annualized)	0.28%		0.15%
Ratio of allowance for loan losses to net charge-offs (annualized)	4.78	x	9.46	x

	For the Quarter Ended

	3/31/2002	12/31/2001	9/30/2001	6/30/2001	3/31/2001

ANNUALIZED INTEREST YIELDS / RATES (*)
Interest income:
Yield on loans	6.73%	7.17%	7.87%	8.28%	8.72%
Yield on securities	6.01	6.29	6.51	6.70	6.74

Yield on interest earning assets	6.46	6.83	7.41	7.77	8.25

Interest expense:
Cost of interest bearing deposits	2.89	3.50	4.15	4.56	4.94
Cost of borrowings	3.80	4.27	4.72	5.03	5.57

Cost of interest bearing liabilities	3.16	3.71	4.30	4.69	5.09

Interest rate spread	3.30	3.12	3.11	3.08	3.16

Net yield on earning assets	3.64%	3.62%	3.68%	3.73%	3.90%

Notes: Applicable ratios are annualized.

*	- Fully taxable equivalent yields.

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